                                                            EXHIBIT 24

                          LIMITED POWER OF ATTORNEY

Know all persons by these presents, that the undersigned hereby constitutes and appoints each of Jeffrey, A. Martin, Christopher J. Miritello,
Anthony J. Steinriede, and Kimberly D. Williams (each as a "Designee"), each acting alone with full power, the undersigned's true and lawful attorney-in-fact to:

(1)    execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of Mueller Industries, Inc. or its subsidiaries (the "Company"), Forms 3, 4 and 5 in accordance with Section
16(a) of the Securities Exchange Act of 1934 and the rules thereunder;
and

(2)    do and perform any and all acts for and on behalf of the
undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5 and timely file such form with the United States
Securities and Exchange Commission and any stock exchange or similar authority.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to either of the foregoing attorneys-in-fact; provided, however, that a Designee's status as an attorney-in-fact for the undersigned shall be automatically revoked if their employment with the Company is terminated for any reason.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 20th day of April, 2017.

                             /s/ Gary Westermeyer
                             Printed Name: Gary Westermeyer